UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 4, 2007

VUBOTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-28883	58-2212465
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

235 Peachtree Street, NE, Suite 1725, Atlanta, Georgia 30303
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:    (404) 474-2576

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 28, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers (“Purchasers”) and a collateral agent pursuant to which the Company anticipates that it will raise up to an aggregate of $2,000,000 in proceeds from the sale of (i) senior, secured convertible notes (the “Notes”) and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”).  The Company has engaged Great American Investors, Inc., Green Corporate Finance Limited (“Green”) and MidSouth Capital, Inc. as placement agents in connection with the financing.  Subject to the terms and conditions of the Securities Purchase Agreement, the Notes and Warrants will be offered to Purchasers in a series of tranches on different dates with the final closing to occur on or prior to October 30, 2007.

As of September 4, 2007, the following subscriptions have been received and accepted under the Securities Purchase Agreement:

Investor	Date	Subscription Amount	Notes		Warrants
Tiger Trust	8/28/07	$250,000	$315,000	*	2,687,500	*
Icon Capital	8/29/07	$50,000	$60,000		500,000
Partners
Suratek IPR	8/31/07	$50,000	$60,000		500,000
Limited
Tom Prasil	8/31/07	$100,000	$120,000	**	1,000,000	**

*                    Includes an amount for the assignment of Green’s success fee in connection therewith.

**             Issued in connection with the re-funding of two unsecured bridge loans in the aggregate amount of $100,000 owed by the Company to Mr. Prasil.

The Notes (a) are being issued in a face amount equal to 120% of a Purchaser’s subscription price, (b) do not bear interest prior to their maturity date of March 28, 2007 (or acceleration as a result of an event of default thereunder), but bear interest thereafter at the rate of 18%, (c) are convertible into shares of the Company’s common stock (the “Common Stock”) at the option of the purchaser or the Company under certain circumstances, and (d) are secured by a first priority security interest in all of the Company’s assets, including its intellectual property.  The Purchasers have designated a  collateral agent who will exercise the Purchasers rights in connection therewith.  The Purchasers will be issued five year warrants to purchase ten shares of Common Stock for every $1.00 in subscription price paid for their respective Note and Warrant at an exercise price of $.20.

The Company has granted the holders of the Notes and Warrants registration rights in connection with the Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants.

ITEM 2.03                                       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the sale and issuance of the Notes and Warrants in Item 1.01 above, the Company received $350,000 in the aggregate of gross proceeds from August 28, 2007  through August 31, 2007 and re-funded two unsecured bridge loans in an aggregate amount of $100,000.  On the date of each respective closing, the Company became obligated to the respective Purchaser in the amounts indicated in the Notes column of Item 1.01 above.  The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 above were offered and sold to the Purchasers in a private placement transaction in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  Both Icon Captial Partners and Tom Prasil are accredited investors as defined in Rule 501 of Regulation D of the Securities Act of 1933.  Both Tiger Trust and Suratek IPR Limited are non-accredited investors.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
4.1	Securities Purchase Agreement dated August 28, 2007, by and among the Company, Jay Weil, as collateral agent and the Purchasers
4.2	Form of Senior, Secured Convertible Note
4.3	Form of Common Stock Purchase Warrant
4.4	Registration Rights Agreement dated August 28, 2007, by and among the Company and the Purchasers
4.5	Security Agreement dated August 28, 2007, by and among the Company and the Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VUBOTICS, INC.

By:	/s/ Philip E. Lundquist

	Name:	Philip E. Lundquist

	Title:	Chief Executive Officer,

	Date:	September 4, 2007